SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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    14a-6(e)(2))
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                           Penn Laurel Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
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                    SUPPLEMENTAL INFORMATION TO SHAREHOLDERS
                                       OF
        PENN LAUREL FINANCIAL CORP. AND CLEARFIELD BANK & TRUST COMPANY

     We take this opportunity to provide additional information to you in connection with the solicitation of proxies to be used at the Special Meeting of Shareholders of each of Clearfield Bank & Trust Company and Penn Laurel Financial Corp. to be held on September 8, 1999, where shareholders will vote on the merger of CSB Bank, a subsidiary of Penn Laurel Financial Corp., into Clearfield Bank & Trust Company.

     THE CLEARFIELD AND PENN LAUREL BOARDS OF DIRECTORS CONTINUE TO RECOMMEND THAT SHAREHOLDERS VOTE FOR THE MERGER OF PENN LAUREL'S SUBSIDIARY BANK INTO CLEARFIELD BANK & TRUST COMPANY.

              RECENT SOLICITATIONS BY OMEGA FINANCIAL CORPORATION

     On Monday August 2, 1999, Omega Financial Corporation held a meeting to which were invited over 30 selected shareholders of Clearfield. The attendees represented about 13% of the outstanding shares of Clearfield. At the meeting, an Omega representative handed out a form and asked those in attendance to sign and return the form to Omega. The form is an apparent tender offer for shares of Clearfield common stock. Since the meeting, we understand that Omega has solicited more Clearfield shareholders to execute the form and enter into an agreement with Omega. FOR THE REASONS STATED IN THIS SUPPLEMENT, THE BOARD OF DIRECTORS OF CLEARFIELD URGES ITS SHAREHOLDERS NOT TO SIGN THE OMEGA AGREEMENT. The Clearfield Board of Directors sent a letter to its shareholders on August 9, 1999, in response to Omega's attempts to solicit Clearfield shareholders to sign the Omega agreement. A copy of that letter is attached as Exhibit A. If you have not already read the letter, we urge you to take a few minutes to read it now.

TERMS OF THE OMEGA AGREEMENT

     The Omega agreement contains the following material terms, several of which are contradictory:

     REQUIRED VOTE AND DISSENT. Each Clearfield shareholder entering into the agreement must vote all shares of Clearfield common stock against the Clearfield/Penn Laurel merger and exercise the right to dissent from the merger and, as part of the dissent process, surrender the common stock to Clearfield, for cash.

     REQUIRED SALE. Each Clearfield shareholder entering into the agreement must also agree to sell their shares to Omega.

     CONDITIONAL OBLIGATIONS OF OMEGA. In return, Omega agrees, subject to several conditions described below, to attempt to negotiate with Clearfield's management to acquire Clearfield through merger. Omega also conditionally agrees to purchase the common stock from the Clearfield shareholders who enter into the Omega agreement and who perform their obligations under the agreement.

     STATED CONDITIONS TO OMEGA'S OBLIGATIONS. Under the Omega agreement, Omega need not buy the Clearfield common stock or enter into a merger agreement with Clearfield unless both of the following events have occurred:

     o Omega receives approval from all regulatory agencies; and

     o The information contained in Clearfield's filing with the Securities and Exchange Commission on July 16, 1999, continues to be an accurate and complete description of Clearfield through the date of the proposed Omega merger or the date of Omega's proposed purchase of the shares, whichever may occur. We note that the July 16th filing with the Commission is not the version of the proxy statement/prospectus that was declared effective by the Commission on August 2, 1999.

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     UNSTATED CONDITIONS.  Although the agreement does not expressly say so,
Clearfield's management believes that the Omega agreement may be interpreted to provide that Omega need not fulfill its side of the agreement in certain other instances:

     o If Omega does not sign the agreement. (We understand that, as of August 17, 1999, Omega had not signed any of the agreements);

     o If Omega chooses not to apply for all required regulatory approvals; or

     o If the Clearfield merger with Penn Laurel takes place.

     PAYMENT. Subject to the above conditions, Omega agrees to pay $65 per share, in cash, or Omega stock in the case of a merger, or $65 per share, in cash, in the case of a purchase.

WHY CLEARFIELD SHAREHOLDERS SHOULD NOT SIGN THE OMEGA AGREEMENT

     The Clearfield Board urges its shareholders not to sign the agreement because:

     o Omega's obligation to perform under the Omega agreement is subject to conditions that are in the control of Omega or that may never come true. Therefore, Omega may not be required to perform any of the acts in the Omega agreement even though the Clearfield shareholders may have performed their obligations. Omega may never purchase the shares.

     o The Omega agreement is contradictory. On the one hand, it requires Clearfield shareholders to tender their shares to Clearfield, as part of the dissent process. On the other hand, it requires that Clearfield shareholders sell those shares to Omega.

     o The Omega agreement is confusing in a number of ways:

       o The form says that Clearfield shareholders may elect to receive cash or Omega shares in any merger, then places restrictions on the minimum and maximum amount of cash that Omega would pay in a merger. Omega does not say what happens if the Clearfield shareholders elect to take more or less cash than permitted;

       o In addition, the form promises to pay cash and/or Omega stock to Clearfield shareholders in the event of a merger but does not describe how or when the Omega stock is to be valued; and

       o Omega has not disclosed the tax consequences to Clearfield shareholders in the event that they dissent or in the event that Omega purchases their shares. In some cases, these consequences will be substantial.

COMMENTS OF CLEARFIELD BOARD OF DIRECTORS

     On May 10, 1999, as disclosed in the joint proxy statement/prospectus that was mailed to the Penn Laurel and Clearfield shareholders, Omega indicated a preliminary interest in entering into negotiations with Clearfield upon termination of the present agreement with Penn Laurel. The information in the May 10 letter was ambiguous and, in the view of Clearfield's Board of Directors and its counsel, did not reach the level of an offer to purchase Clearfield common stock. The indication of interest contained insufficient information to analyze or compare terms of a possible merger with Omega with the concrete definitive terms of the Penn Laurel transaction. Because of the preliminary nature of Omega's letter and the Board's commitment to the Penn Laurel transaction, Clearfield's Board determined to continue with the transaction with Penn Laurel and to not respond to the indication of interest from Omega. We note that the advantages of the Penn Laurel transaction are disclosed in great detail in the proxy statement/prospectus and the Clearfield Board of Directors continues to believe that the creation of a strong community bank will benefit its shareholders, its customers and the community more than the alternative of being acquired by a larger out-of-town institution.

     Because of the conditions, omissions and uncertainties of the form of agreement Omega has presented to the Clearfield shareholders, the Clearfield Board of Directors does not deem it appropriate

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

to attempt to value the Omega offer to shareholders in comparison to the present clear terms of the merger with Penn Laurel. We recommend that you review the terms of the joint transaction in the proxy statement/prospectus dated August 2, 1999.

     IN LIGHT OF THE DISTINCT ADVANTAGES THAT THE PENN LAUREL TRANSACTION HOLDS FOR CLEARFIELD AND FOR PENN LAUREL, THE CLEARFIELD AND PENN LAUREL BOARDS OF DIRECTORS CONTINUE TO RECOMMEND THAT SHAREHOLDERS VOTE FOR THE MERGER OF CLEARFIELD WITH PENN LAUREL'S SUBSIDIARY. IN ADDITION, THE CLEARFIELD BOARD URGES SHAREHOLDERS NOT TO ENTER INTO THE OMEGA AGREEMENT.

     On August 12, 1999, Clearfield filed a complaint in the Federal District Court for the Western District of Pennsylvania against Omega requesting that:

     o Omega cease its solicitation of Clearfield shareholders that Clearfield management contends were made in violation of the Securities Exchange Act of 1934 and the Pennsylvania Banking Code of 1965; and

     o release all shareholders who have already signed the Omega agreement from any obligations under the agreement.

PROXY SOLICITATION

     Clearfield and Penn Laurel have each engaged Kissel-Blake, Inc., a division of Georgeson Shareholder Communications, Inc., to assist in the solicitation of proxies for the special meetings. Kissel-Blake will be paid a fee of $7,500 by Clearfield and $5,500 by Penn Laurel, plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and employees of the companies.

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
                                                                EXHIBIT A

               [LETTERHEAD OF CLEARFIELD BANK AND TRUST COMPANY]


                                 August 9, 1999

      RE: PROPOSED AGREEMENT OF OMEGA FINANCIAL CORPORATION TO PURCHASE
          SHARES OF CLEARFILED STOCK

      Dear Shareholder:

                We are writing to you because we have learned that Omega Financial Corporation has contacted certain shareholders of Clearfield Bank & Trust Company with a supposed offer to buy their shares. We have obtained and reviewed a copy of the form of agreement that Omega is using in its attempt to buy shares. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN THE AGREEMENT OR SEND IT TO OMEGA. At the very least, we suggest that you consult an attorney before considering any action on the agreement. In particular, we suggest that you discuss the following questions and uncertainties with your attorney.

           PARAGRAPH 1 OF THE OMEGA AGREEMENT

                Paragraph 1 of the Omega agreement requires you to vote your shares against Clearfield's merger with Penn Laurel and to exercise a dissenter's right of appraisal. If you do so Omega is agreeing further on in the agreement to purchase your shares (under certain conditions). We are concerned that the agreement requires you to exercise dissenter's rights (i.e. offer your shares for sale to Clearfield) and, under paragraph 3 of the same agreement, to sell your shares to Omega. We don't see how you can agree to do both. Omega doesn't explain how.

                We understand that monetary penalties might be imposed under Pennsylvania law on shareholders who exercise dissenter's rights in bad faith or in a vexatious manner. We are concerned that such penalties could be imposed on you if you tender your shares to Clearfield while simultaneously agreeing to sell the shares to Omega.

           PARAGRAPH 2 OF THE OMEGA AGREEMENT

                Paragraph 2 discusses Omega's agreement to attempt a merger with Clearfield for $65.00 worth in cash or $65.00 worth of Omega's shares, subject to certain terms. The $65.00/share merger price is subject to paragraph 4. See our discussion below for questions concerning paragraph 4.

           PARAGRAPH 3 OF THE OMEGA AGREEMENT

                In paragraph 3 of the agreement, Omega commits to purchase your Clearfield stock, but only after regulatory approval. Omega does not say whether it has filed for regulatory approval or when it intends to file. Omega does not say how likely approval will be or how long the process will take. Omega does not even expressly commit to ask for regulatory approval.

                You also agree in paragraph 3 to give good title Omega when you transfer the shares. What happens if the Clearfield/Penn Laurel merger goes through? How can you give Omega title to your shares if the shares are either (1) purchased by Clearfield because of your exercise of dissenting shareholder rights or (2) exchanged for Penn Laurel stock?

     PARAGRAPH 4 OF THE OMEGA AGREEMENT

          Paragraph 4 states that Omega will only be required to complete the merger at a $65.00 per share level or pay $65.00 for each share of Clearfield stock if the information contained in the July 16, 1999 Form S-4 filed with the Securities and Exchange Commission is true and complete on the date of the merger or on the date of the stock sale, as the case may be. It is entirely possible that the information relating to Clearfield which is contained in the July 16th S-4 will not be true and complete at the time of a future merger or a future share purchase. Changes resulting from the ongoing operations of Clearfield could, in all likelihood, render the July 16 information incomplete. If the July 16th S-4 information were not true and complete, Omega could change the terms of the merger and would have no obligation to buy the shares.

          Please review these concerns with your attorney before you consider the agreement. THE BOARD FEELS THAT BECAUSE OF SUCH UNCERTAINTIES AND FOR OTHER REASONS THE SHAREHOLDERS SHOULD NOT SIGN THE AGREEMENT.

                                          Very truly yours,

                                          Clearfield Bank & Trust Company Board
                                          of Directors